Exhibit 99.1

Hudson Jeans and Robert Graham Complete

Merger to Launch Differential Brands Group

-      Transformative transaction creates Differential Brands Group, Inc. (NASDAQ:DFBG), a new public platform focusing on branded operating companies in the premium consumer space

-      Transaction sponsored by Tengram Capital Partners with $50 million preferred security investment

-      William Sweedler to serve as Chairman and Michael Buckley to lead Company as Chief Executive Officer

-      Total merger consideration to Robert Graham equity holders based on pre-closing per share valuation of $0.37 per share (or $11.16 following a 1-for-30 reverse stock split approved in connection with the transaction)

LOS ANGELES—January 28, 2015—Joe’s Jeans, Inc. (NASDAQ:JOEZ) (the “Company”), today announced the completion of a merger combining Hudson Jeans and Robert Graham, pursuant to an Agreement and Plan of Merger dated September 8, 2015. Concurrent with the closing of the transaction, the Company has been renamed Differential Brands Group Inc. (“Differential”) and will remain publicly listed on NASDAQ under the ticker DFBG. The name change signifies the transformation of the standalone Hudson Jeans and Robert Graham businesses into a unified consumer platform.

The strategic combination of Hudson Jeans and Robert Graham will serve as the initial foundation for Differential, which will focus on organically growing its owned brands through a global, omni-channel distribution strategy across premium wholesale channels, direct-to-consumer retail stores and e-commerce, while seeking opportunities to acquire accretive, complementary, premium brands.

Michael Buckley, current Chief Executive Officer of Robert Graham, who has previous public company leadership experience at True Religion, in addition to experience at Diesel and Ben Sherman, will lead Differential as Chief Executive Officer. Mr. Buckley stated, “I believe Differential is uniquely positioned to become one of the foremost premium omni-channel brand platforms in the world, and I am thrilled with the opportunity to lead the company as Chief Executive Officer and to work closely with the Board of Directors and Tengram Capital Partners in the years to come.”

Mr. Sweedler, Co-Founder and Managing Partner of Tengram Capital Partners, added, “Tengram is thrilled to sponsor this unique transaction and to have the opportunity to create a new transformative public platform focused on wholesale operating companies with strong brands that possess the potential to grow through global omni-channel distribution.” Mr. Sweedler further added, “We believe Differential fills a void in the U.S. public market landscape by focusing exclusively on brands that develop products for consumers shopping at premium retailers. Additionally, we believe that Differential will be able to offer retail customers a unique, one-stop resource for their diverse in-store brand needs. Our playbook calls for Differential to build its existing brands organically and for the company to pursue complementary acquisitions with strong accretion metrics both financially and operationally.”

About Robert Graham

Robert Graham is ‘American Eclectic.’ Since its launch in 2001, Robert Graham was created on the premise of introducing sophisticated, eclectic style to the fashion market as an American-based company with an intention of inspiring a global movement. Robert Graham operates freestanding stores in 30 locations nationwide. The brand also sells at luxury department stores and boutiques, and it has showrooms located in New York City, Los Angeles, Dallas, Toronto, Montreal, and Vancouver. In 2014, Robert Graham received the “Menswear Brand of the Year” award from the American Apparel & Footwear Association. Additional information can be found at: www.robertgraham.us.

About Hudson Jeans

Hudson Jeans designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Hudson® brand and related trademarks. Additional information can be found at: www.hudsonjeans.com.

About Tengram Capital Partners

Tengram Capital Partners is a private equity firm that focuses exclusively on leading consumer and retail companies that own strong recognizable brands. The team has a diverse background of consumer investing and operating expertise that assists and guides company management to unlock the true potential of their brand. Tengram invests in both traditional “growth” and “restructuring/turnaround” situations in either the public or private sectors. Previous and current investments for Tengram and its predecessor investment entity, Windsong Brands, LLC, include Sequential Brands Group, Cos Bar, Zanella, This Works, Luciano Barbera, Tommie Copper, Active Ride Shop, DevaCurl, Laura Geller Beauty, NEST Fragrances, Robert Graham, Joe Boxer, Joe’s Jeans, Field & Stream, and Design Within Reach.  Additional information can be found at: www.tengramcapital.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this news release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the impact of the merger on the Company’s stock price, the anticipated benefits of the merger on its financial results, business performance and product offerings, the Company’s ability to successfully integrate Robert Graham business and realize cost savings and any other synergies, the risk that the credit ratings of the combined company or its subsidiaries may be different from what the Company expects, continued acceptance of our product, product demand, competition, capital adequacy, general economic conditions and the potential inability to raise additional capital if required; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Company’s brands in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, and this release should be read in conjunction with those reports, together with all of the Company’s other filings, including current reports on Form 8-K, through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Source: Differential Brands Group, Inc.

Investor Relations

Hamish Sandhu, 323-837-3700 x 304